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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF WITCO CORPORATION(1)(2)(3)
                            AS OF DECEMBER 31, 1998

                                                                           PERCENTAGE OF
                                                                         VOTING SECURITIES
                                                                         OWNED DIRECTLY OR         STATE OR
                                                                           INDIRECTLY BY          COUNTRY OF
                                                                         WITCO CORPORATION       ORGANIZATION
                                                                         ------------------    ----------------

Assured Insurance Company.............................................          100.0%         Vermont
Baxenden Chemicals Limited............................................           53.5          United Kingdom
Baxenden Scandinavia AS...............................................           53.5          Denmark
Enenco, Incorporated(4)...............................................           50.0          New York
Firma W/K Witco EPA(4)................................................           50.0          The Netherlands
Jonk BV...............................................................          100.0          The Netherlands
Nerap Expeditie BV....................................................          100.0          The Netherlands
OSi Specialties Inc. (Chile) Limitada.................................          100.0          Chile
PT Witco Indonesia....................................................          100.0          Indonesia
UK Osil Group Limited.................................................          100.0          United Kingdom
Witco (Europe) S.A....................................................          100.0          Switzerland
Witco Asia Pacific PTE Ltd............................................          100.0          Singapore
Witco Australia Pty Limited...........................................          100.0          Australia
Witco Benelux N.V.....................................................          100.0          Belgium
Witco BV..............................................................          100.0          The Netherlands
Witco Canada Inc......................................................          100.0          Canada
Witco China Limited...................................................          100.0          China
Witco Corporation (Malaysia) Sdn Bhd..................................          100.0          Malaysia
Witco Corporation UK Limited..........................................          100.0          United Kingdom
Witco de Colombia Limitada............................................          100.0          Colombia
Witco Deutschland GmbH................................................          100.0          Germany
Witco do Brasil Ltda..................................................          100.0          Brazil
Witco Dominion Financial Services Company, Ltd. ......................          100.0          Canada
Witco Ecuador S.A.....................................................          100.0          Ecuador
Witco Espana, S.L.....................................................          100.0          Spain
Witco Europe Financial Services Co....................................          100.0          Delaware
Witco Europe Investment Partners......................................          100.0          Delaware
Witco Financial Services Co...........................................          100.0          Ireland
Witco Foreign Sales Corporation.......................................          100.0          Barbados
Witco GmbH............................................................          100.0          Germany
Witco Grand Banks, Inc................................................          100.0          Canada
Witco Handels GmbH....................................................          100.0          Austria
Witco Hong Kong Limited...............................................          100.0          Hong Kong
Witco International Corporation.......................................          100.0          New Jersey
Witco Investment Holdings BV..........................................          100.0          The Netherlands
Witco Investments BV..................................................          100.0          The Netherlands
Witco Investments S.A.R.L.............................................          100.0          France
Witco Ireland Investment Company Limited..............................          100.0          Ireland
Witco Italiana Srl....................................................          100.0          Italy
Witco Korea Ltd.......................................................          100.0          Korea
Witco Mexico S.A. de C.V..............................................          100.0          Mexico
Witco Polymers and Resins BV..........................................          100.0          The Netherlands
Witco S.A.............................................................          100.0          France
Witco Singapore Private Limited.......................................          100.0          Singapore
Witco Specialty Chemicals (Phils.) Inc................................          100.0          Philippines
Witco Specialties (Malaysia) Sdn. Bhd.................................          100.0          Malaysia






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

                                                                           PERCENTAGE OF
                                                                         VOTING SECURITIES
                                                                         OWNED DIRECTLY OR         STATE OR
                                                                           INDIRECTLY BY          COUNTRY OF
                                                                         WITCO CORPORATION       ORGANIZATION
                                                                         ------------------    ----------------
Witco Specialties (Thailand) Ltd......................................          100.0%         Thailand
Witco Specialties Italia S.p.A........................................          100.0          Italy
Witco Surfactants GmbH................................................          100.0          Germany
Witco Taiwan Ltd......................................................          100.0          Taiwan
Witco Vinyl Additives GmbH............................................          100.0          Germany
Witco Warmtekracht BV.................................................          100.0          The Netherlands

------------

Notes:

(1) The Company lists the business entities in which it has investments for information purposes only. Such listing is not to be deemed an admission that these business entities are under the control of the Company within the meaning of the General Rules and Regulations under the Securities Exchange Act of 1934.

(2) With respect to certain subsidiaries, shares in names of nominees and qualifying shares in names of directors are included in the above percentages.

(3) With the exception of the companies covered by footnote (4), the companies named are included in the consolidated financial statements.

(4) The Company records in the consolidated financial statements its equity in undistributed earnings (losses) of these unconsolidated entities.



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